                                                                  EXECUTION COPY


                              FLEETWOOD CAPITAL TRUST

                     6% Convertible Trust Preferred Securities
                    guaranteed by and convertible into shares of Common Stock of Fleetwood Enterprises, Inc.

                           REGISTRATION RIGHTS AGREEMENT


                                                               February 10, 1998


PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York  10019

Ladies and Gentlemen:

          Fleetwood Capital Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust") by Fleetwood Enterprises, Inc., a Delaware corporation ("Fleetwood"), proposes to issue and sell to you (the "Initial Purchaser") upon the terms set forth in a purchase agreement dated February 4, 1998 (the "Purchase Agreement"), among the Initial Purchaser, Fleetwood and the Trust, 6% Convertible Trust Preferred Securities (liquidation amount $50 per Convertible Trust Preferred Security) (the "Preferred Securities"). As an inducement to the Initial Purchaser to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Purchaser thereunder, the Trust and Fleetwood agree with you, (i) for the benefit of the Initial Purchaser and (ii) for the benefit of the holders from time to time of the Preferred Securities, the 6% Convertible Subordinated Debentures due 2028 (the "Convertible Subordinated Debentures") and the common stock of Fleetwood, par value $1.00 per share (the "Fleetwood Common Stock") initially issuable upon conversion of the Preferred Securities or the Convertible Subordinated Debentures (collectively, together with any security issued with respect thereto upon any stock dividend, split or similar event and the guarantee of Fleetwood under certain conditions of payments by the Trust with respect to the Preferred Securities (the "Guarantee"), the "Registrable Securities"), including the Initial Purchaser (each of the foregoing a "Holder" and together the "Holders"), as follows:

          1. DEFINITIONS. Capitalized terms used herein without definition shall have their respective meanings set forth in or pursuant to the Purchase Agreement or the Offering Memorandum dated February 4, 1998, in respect of the Preferred Securities. As used in this Registration Rights Agreement (this


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                                         -2-

"Agreement"), the following capitalized defined terms shall have the following meanings:

          "Act" or "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

          "Affiliate" of any specified person means any other person which, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with such specified person. For purposes of this definition, control of a person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Commission" means the Securities and Exchange Commission.

          "Declaration" means the Amended and Restated Declaration of Trust dated February 10, 1998, as amended and restated.

          "DTC" means The Depository Trust Company.

          "Effectiveness Period" has the meaning set forth in Section 2(b) hereof.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

          "Indenture" means the Indenture dated February 10, 1998, between Fleetwood and The Bank of New York, as Trustee, pursuant to which the Convertible Subordinated Debentures are being issued.

          "Managing Underwriters" means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering, if any, as set forth in Section 6 hereof.

          "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "Prospectus" means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement


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                                         -3-

in reliance upon Rule 430A under the Act), as amended or supplemented by any amendment or prospectus supplement,including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus with respect to the terms of the offering of any portion of the Registrable Securities.

          "Shelf Registration" means a registration effected pursuant to Section 2 hereof.

          "Shelf Registration Statement" means a "shelf" registration statement of the Trust and Fleetwood pursuant to the provisions of Section 2 hereof filed with the Commission which covers some or all of the Registrable Securities, as applicable, on Form S-3 under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Underwriter" means any underwriter of Registrable Securities in connection with an offering thereof under a Shelf Registration Statement.

          2. SHELF REGISTRATION. (a) The Trust and Fleetwood shall, (i) within 90 days following the date of original issuance (the "Issue Date") of the Preferred Securities, file with the Commission a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; and (ii) use their best efforts to cause such Shelf Registration Statement to be declared effective under the Act within 150 calendar days after the date of original issuance of the Preferred Securities; PROVIDED, HOWEVER, that no Holder shall be entitled to have the Registrable Securities held by it covered by such Shelf Registration unless such Holder is in compliance with Section 3(m) hereof.

          (b) The Trust and Fleetwood shall each use its best efforts (i) to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years after the date of original issuance of the Preferred Securities or such shorter period that will terminate upon the earlier of the following: (A) when all the Registrable Securities covered by the Shelf Registration Statement have been disposed of pursuant to the Shelf Registration Statement and (B) when, in the written opinion of counsel to the Trust and Fleetwood, all outstanding Registrable Securities held by persons that are not affiliates of the Trust or Fleetwood may be resold without registration under


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the Act pursuant to Rule 144(k) under the Act or any successor provision thereto
(in any such case, such period being called the "Effectiveness Period"); and
(ii) after the effectiveness of the Shelf Registration Statement, promptly upon the request of any Holder to take any action reasonably necessary to register the sale of any Registrable Securities of such Holder and to identify such Holder as a selling securityholder. The Trust and Fleetwood shall be deemed not to have used their best efforts to keep the Shelf Registration Statement effective during the requisite period if either the Trust or Fleetwood voluntarily takes any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell any such Registrable Securities during that period, unless (i) such action is required by applicable law, (ii) upon the occurrence of any event contemplated by paragraph
3(c)(2)(iii) below, and such action is taken by the Trust or Fleetwood in good faith and for valid business reasons or (iii) the continued effectiveness of the Shelf Registration Statement would require Fleetwood to disclose material non-public information, including without limitation information regarding a material financing, acquisition or other corporate event, transaction or development, and the Board of Directors of Fleetwood shall have determined in good faith that such disclosure is not in the best interests of Fleetwood and its stockholders, and, in the case of clause (i) or (ii) above, the Trust and Fleetwood thereafter promptly comply with the requirements of paragraph 3(i) below.

          3. REGISTRATION PROCEDURES. In connection with any Shelf Registration Statement, the following provisions shall apply in addition to those provisions contained in the Declaration and the Indenture:

          (a) The Trust and Fleetwood shall furnish to the Initial Purchaser, prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement and each amendment thereof, and each amendment or supplement, if any, to the Prospectus included therein (other than documents that would be incorporated or deemed to be incorporated therein by reference and that Fleetwood or the Trust is required by applicable securities laws or stock exchange requirements to file), and each of the Trust and Fleetwood shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchaser reasonably may propose.

          (b) The Trust and Fleetwood shall take such action as may be necessary so that (i) any Shelf Registration Statement and any amendment thereto, and any Prospectus forming part thereof and any amendment or supplement thereto, and each report or other document incorporated therein by reference in each case, complies in all material respects with the Securities Act and the Exchange Act and


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     the respective rules and regulations thereunder, (ii) any Shelf
     Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

          (c) (1) Fleetwood shall advise the Initial Purchaser, Brown & Wood LLP, counsel to the Initial Purchaser ("Counsel to the Initial Purchaser") and, in the case of clause (i) below, the Holders, and, if requested by the Initial Purchaser or any Holder, confirm such advice in writing:

               (i) when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective; and

               (ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information.

          (2) Fleetwood shall advise the Initial Purchaser, Counsel to the Initial Purchaser and the Holders, and, if requested by the Initial Purchaser or any Holder, confirm such advice in writing of:

               (i) the issuance by the Commission of any stop order suspending effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

               (ii) the receipt by the Trust or Fleetwood of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose;

               (iii) the happening of any event that requires the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the Shelf Registration Statement and the Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be


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                                         -6-

          stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made); and

               (iv) the event that the continued effectiveness of the Shelf Registration Statement would require Fleetwood to disclose material non-public information, including without limitation information regarding a material financing, acquisition or other corporate event, transaction or development, and the Board of Directors of Fleetwood shall have determined in good faith that such disclosure is not in the best interests of Fleetwood and its stockholders (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the Holder is advised in writing by Fleetwood that the Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated by reference in such Prospectus).

          (d) Fleetwood shall use its best efforts to prevent the issuance, and, if issued, to obtain the withdrawal, of any order suspending the effectiveness of any Shelf Registration Statement at the earliest possible time.

          (e) The Trust and Fleetwood shall furnish to the Initial Purchaser and each Holder of Registrable Securities included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all reports, other documents and exhibits (including those incorporated by reference).

          (f) The Trust and Fleetwood shall, during the Effectiveness Period, deliver to the Initial Purchaser and each Holder of Registrable Securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as the Initial Purchaser and each Holder may reasonably request; and each of the Trust and Fleetwood consents (except upon and during the continuance of any event described in paragraph 3(c)(2)(iii) or paragraph 3(c)(2)(iv) above) to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the


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     Registrable Securities covered by the Prospectus or any amendment or supplement thereto during the Effectiveness Period.

          (g) Prior to any offering of Registrable Securities pursuant to any Shelf Registration Statement, the Trust and Fleetwood shall register or qualify or cooperate with the Holders of Registrable Securities included therein and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Shelf Registration Statement; PROVIDED, HOWEVER, that in no event shall the Trust or Fleetwood be obligated to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 3(g), (ii) file any general consent to service of process in any jurisdiction where it is not as of the date hereof then so subject or (iii) subject itself to taxation in any such jurisdiction if it is not so subject.

          (h) Unless the Registrable Securities shall be in book-entry only form, the Trust and Fleetwood shall cooperate with the Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such permitted denominations and registered in such names as Holders may request in connection with the sale of Registrable Securities pursuant to such Shelf Registration Statement.

          (i) Upon the occurrence of any event contemplated by paragraph 3(c)(2)(iv) above, Fleetwood may elect to delay resales of Registrable Securities until such information has been publicly released. Upon the occurrence of any event contemplated by paragraph 3(c)(2)(iii) above, and if required upon the occurrence of any event contemplated by paragraph 3(c)(2)(iv), the Trust and Fleetwood shall promptly prepare a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Shelf Registration Statement and the Prospectus do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus,


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                                         -8-

     in the light of the circumstances under which they were made) not misleading. If the Trust or Fleetwood notifies the Holders of the occurrence of any event contemplated by paragraphs 3(c)(2)(iii) or 3(c)(2)(iv) above, the Holders shall suspend the use of the Prospectus until the requisite changes to the Prospectus have been made or until the Holders are advised in writing by Fleetwood that the Prospectus may be used.

          (j) Not later than the effective date of any Shelf Registration Statement hereunder, the Trust and Fleetwood shall provide a CUSIP number for the Preferred Securities registered under such Shelf Registration Statement; in the event of and at the time of any distribution of the Convertible Subordinated Debentures to Holders, Fleetwood shall provide a CUSIP number for the Convertible Subordinated Debentures and provide the applicable trustee with certificates for such Registrable Securities, in a form eligible for deposit with DTC.

          (k) The Trust and Fleetwood shall use their best efforts to comply with all applicable rules and regulations of the Commission and to make generally available to their security holders, or otherwise provide in accordance with Section 11(a) of the Securities Act, as soon as practicable after the effective date of the applicable Shelf Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

          (l) The Trust and Fleetwood shall cause the Indenture, the Declaration and the Guarantee to be qualified under the Trust Indenture Act in a timely manner.

          (m) The Trust and Fleetwood may require each Holder of Registrable Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Trust and Fleetwood such information regarding the Holder and the distribution of such Registrable Securities as the Trust and Fleetwood may from time to time reasonably require for inclusion in such Shelf Registration Statement, and Fleetwood and the Trust may exclude from such registration the Registrable Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request. Each Holder of Registrable Securities as to which any Shelf Registration Statement is being effected, severally and not jointly, agrees promptly to furnish to Fleetwood and the Trust all information required to be disclosed in order to make the information previously furnished to Fleetwood and the Trust by such Holder not misleading. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder, severally and not jointly, that the information


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                                         -9-

     relating to such Holder is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to such Holder and that such Prospectus does not as of the time of such sale omit to state any material fact relating to such Holder necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

          (n) In the event of an underwritten offering, as set forth in Section 6, the Trust and Fleetwood shall, if requested, promptly include or incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Managing Underwriters reasonably agree should be included therein and to which the Trust and Fleetwood do not reasonably object, and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after they are notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment.

          (o) The Trust and Fleetwood shall enter into such customary agreements (including underwriting agreements in customary form) that are reasonably acceptable to the Trust and Fleetwood and take all other appropriate actions in connection therewith in order to expedite or facilitate the registration or the disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in Section 5 (or such other provisions and procedures acceptable to the Managing Underwriters, if any) with respect to all parties to be indemnified pursuant to Section 5.

          (p) If requested in connection with a disposition of Registrable Securities pursuant to the Shelf Registration Statement, the Trust and Fleetwood shall (i) make reasonably available for inspection by the Holders of Registrable Securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney, accountant or other agent retained by any such Holder or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Trust and Fleetwood and its subsidiaries; (ii) cause Fleetwood's officers, directors and employees and the Regular Trustees to make reasonably available for inspection all relevant information reasonably requested by such Holders or any such underwriter, attorney, accountant or agent in connection


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                                         -10-

     with any such Shelf Registration Statement, in each case as is customary for similar due diligence examinations subject to reasonable assurances by each such person that such information will only be used in connection with matters relating to such Shelf Registration Statement; PROVIDED, HOWEVER, that any information that is designated in writing by the Trust and Fleetwood, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; and PROVIDED FURTHER that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the Holders and the other parties entitled thereto by one counsel designated by and on behalf of such Holders and other parties; (iii) make such representations and warranties, subject to the ability of Fleetwood and the Trust to do so, to the Holders of Registrable Securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by registrants to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement; (iv) obtain opinions of counsel to the Trust and Fleetwood (who may be the general counsel of Fleetwood) and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) in customary form addressed to each selling Holder and the underwriters, if any, covering such matters as arecustomarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters (it being agreed that the matters to be covered by such opinion or a written statement by such counsel delivered in connection with such opinions shall include, without limitation, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the Prospectus included therein, as then amended or supplemented, including the documents incorporated by reference therein, of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; (v) obtain "cold comfort" letters and updates thereof from the independent public accountants of Fleetwood (and, if necessary, any other independent public accountants of any subsidiary of Fleetwood or of any


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                                         -11-

     business acquired by Fleetwood for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to each such Holder of Registrable Securities registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and (vi) deliver such other customary documents and certificates as may be reasonably requested by any such Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 3(i) and with any customary conditions contained in the underwriting agreement or other agreement entered into by registrants in primary underwritten offerings, subject to the confidentiality provisions and coordination provisions stated in clause
     (ii) above. The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 3(p) shall be performed at each closing under any underwritten offering to the extent required thereunder.

          (q) The Trust and Fleetwood will each use its best efforts to cause the Common Stock issuable upon conversion of (i) the Preferred Securities and (ii) the Convertible Subordinated Debentures to be listed on the New York Stock Exchange on or prior to the effective date of any Shelf Registration Statement hereunder.

          (r) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Registrable Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Rules of Fair Practice and the By-Laws of the National Association of Securities Dealers, Inc. ("NASD") (the "Rules and By-Laws")) thereof, whether as a Holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Trust and Fleetwood will assist such broker-dealer in complying with the requirements of such Rules and By-Laws, including, without limitation, by (i) if such Rules or By-Laws shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720 of the Rules and By-Laws) to participate in the preparation of the Shelf Registration Statement relating to such Registrable Securities and to exercise usual standards of due diligence in respect thereto, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules of Fair Practice of the NASD.


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                                         -12-

          (s) The Trust and Fleetwood shall use their best efforts to take all other steps necessary to effect the registration, offering and sale of the Registrable Securities covered by the Shelf Registration Statement contemplated hereby.

          4. REGISTRATION EXPENSES. Except as otherwise provided in Section 6, Fleetwood shall bear all fees and expenses incurred in connection with the performance of its and the Trust's obligations under Sections 2 and 3 hereof and shall bear or reimburse the Holders for the reasonable fees and disbursements of Brown & Wood LLP, special counsel to the Holders in connection with the matters contemplated hereunder, or such other firm of counsel designated by the Initial Purchaser and reasonably acceptable to Fleetwood to act as counsel therefor in connection therewith.

          5.   INDEMNIFICATION AND CONTRIBUTION.

     (a) The Trust and the Company, jointly and severally, will indemnify and hold harmless the Initial Purchaser, each Holder, each underwriter who participates in an offering of Registrable Securities, each person, if any, who controls such parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each of their respective directors, officers, employees, trustees and agents (each of the foregoing being hereinafter referred to as an "Indemnified Person"), from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the Indemnified Persons and any indemnifying parties or between any Indemnified Person and any third party, or otherwise, or any claim asserted), as and when incurred, to which any Indemnified Person may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement or in any application or other document executed by or on behalf of Fleetwood or based on written information furnished by or on behalf of Fleetwood filed in any jurisdiction in order to qualify the Registrable Securities under the securities laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Indemnified Person in connection with, or relating in any manner to, the Registrable Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, liability,


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                                         -13-

expense or damage arising out of or based upon matters covered by clause (i) or
(ii) above (provided that the Trust or Fleetwood shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted directly form any such acts or failures to act undertaken or omitted to be taken by such Indemnified Person through its gross negligence or willful misconduct); provided that neither Fleetwood nor the Trust will be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Registrable Securities to any person by the Indemnified Person and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Indemnified Person furnished in writing to Fleetwood or the Trust by the Indemnified Person expressly for inclusion in the Shelf Registration Statement. This indemnity agreement will be in addition to any liability which the Trust and Fleetwood might otherwise have including under this Agreement.

               (b) Each Holder will indemnify and hold harmless (i) the Trust, the Trustees, its officers and any person controlling the Trust within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) Fleetwood, its directors, its officers and each other person, if any, who controls the Fleetwood within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, in each case to the same extent as the foregoing indemnity from the Trust and Fleetwood to the Indemnified Persons, but only insofar as losses, liabilities, claims, expenses or damages arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission, made in reliance on and in conformity with written information relating to the Indemnified Person furnished to the Trust or Fleetwood by the Indemnified Person expressly for use in the Shelf Registration Statement. This indemnity will be in addition to any liability that the Indemnified Person may otherwise have; provided, however, that in no case shall any Indemnified Person be liable or responsible for any amount in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to the Shelf Registration Statement.

               (c) Any party that proposes to assert the right to be indemnified under this Section 5 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 5, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 5 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 5 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 5(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

               (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 5 is applicable in accordance with its terms but for any reason is held to be unavailable from the Trust and Fleetwood or the Initial Purchaser, the Trust, Fleetwood and any Indemnified Persons shall contribute to the aggregate losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Trust or Fleetwood, any contribution received by the Trust or Fleetwood from persons other than the Indemnified Person, such as persons who control the Trust or Fleetwood within the meaning of the Act and directors and officers of Fleetwood, who may also be liable for contribution) to which the Trust, Fleetwood and the Indemnified Person may be subject in such proportion as is appropriate to reflect the relative benefits received by the Trust and Fleetwood on the one hand and the Indemnified Person on the other from the transactions in connection with which such liabilities arose. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Trust and Fleetwood on the one hand and any Indemnified Persons on the other with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Trust or Fleetwood or the Indemnified Person, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Trust, Fleetwood and the Indemnified Person agree that it would not be just and equitable if contributions pursuant to this Section 5(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 5(d) shall be deemed to include, for purpose of this Section 5(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5(d), Holders shall not be required to contribute any amount in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to the Shelf Registration Statement, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Trust and Fleetwood will have the same rights to contribution as the Trust and Fleetwood, respectively, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 5(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 5(d). Except for a settlement entered into pursuant to the last sentence of Section 5(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

          6. UNDERWRITTEN OFFERING. The Holders of Registrable Securities covered by the Shelf Registration Statement who desire to do so may sell such Registrable Securities in an underwritten offering. In any such underwritten offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by, and the underwriting arrangements with respect thereto will be approved by, the Holders of a majority of the Registrable Securities to be included in such offering; PROVIDED, HOWEVER, that
(i) such investment bankers and managers and underwriting arrangements must be reasonably satisfactory to Fleetwood and the Trust and (ii) Fleetwood shall not be obligated to arrange for more than one underwritten offering during the Effectiveness Period. No Holder may participate in any underwritten offering contemplated hereby unless such Holder (a) agrees to sell such Holder's Registrable Securities in accordance with any approved underwriting arrangements,
(b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements and (c) at least 20% of the outstanding Registrable Securities are included in such underwritten offering. The Holders participating in any underwritten offering shall be responsible for any expenses customarily borne by selling securityholders, including underwriting discounts and commissions and fees and expenses of counsel to the selling securityholders and shall reimburse the Trust and Fleetwood for the fees and disbursements of their counsel, their independent public accountants and any printing expenses incurred in connection with such underwritten offering. Notwithstanding the foregoing or the provisions of
Section 3(n) hereof, upon receipt of a request from the Managing Underwriter or a representative of Holders of a majority of the Registrable Securities outstanding to prepare and file an amendment or supplement to the Shelf Registration Statement and Prospectus in connection with an underwritten offering, Fleetwood may delay the filing of any such amendment or supplement for up to 90 days if Fleetwood in good faith has a valid business reason for such delay.

          7.   MISCELLANEOUS.

          (a) OTHER REGISTRATION RIGHTS. Fleetwood may grant registration rights that would permit any Person that is a third party the right to piggy-back on any Shelf Registration Statement; PROVIDED that if the Managing Underwriter, if any, of such offering delivers an opinion to the selling Holders that the total amount of securities which they and the holders of such piggy-back rights intend to include in any Shelf Registration Statement is so large as to materially adversely affect the success of such offering (including the price at which such securities can be sold), then only the amount, number or kind of securities to be offered for the account of holders of such piggy-back rights will be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount, number or kind recommended by the Managing Underwriter prior to any reduction in the amount of Registrable Securities to be included.

          (b) MAJORITY HOLDERS. To the extent that this Agreement provides for any action, decision or determination to be taken or made by Holders of a majority or a certain percentage or all the Registrable Securities, the determination of such majority or certain percentage of Holders shall be made by deeming the Holders of Convertible Preferred Securities to be the Holders of the number of outstanding shares of underlying Fleetwood Common Stock into which such Convertible Preferred

Securities are convertible or exchangeable and, in the event that the Convertible Subordinated Debentures have been distributed to Holders, by deeming the Holders of Convertible Subordinated Debentures to be Holders of the number of outstanding shares of underlying Fleetwood Common Stock into which such Convertible Subordinated Debentures are convertible.

          (c) AMENDMENTS AND WAIVERS. The provision of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Trust and Fleetwood have obtained the written consent of the Initial Purchaser.

          (d) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier, or air courier guaranteeing overnight delivery:

          1. if to a Holder, at the most current address given by such Holder to Fleetwood in accordance with the provisions of this Section 7(c);

          2. if to the Initial Purchaser, initially at the address set forth in the Purchase Agreement; and

          3. if to the Trust or Fleetwood, initially at its address set forth in the Purchase Agreement.

          4. All such notices and communications shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail or air courier guaranteeing overnight delivery, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

          The Initial Purchaser, the Trust and Fleetwood, by notice to the other, may designate additional or different addresses for subsequent notices or communications.


          (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and the Holders, including, without the need for an express assignment or any consent by the Trust or Fleetwood thereto, subsequent Holders of Registrable Securities. The Trust and Fleetwood hereby agree to extend the benefits of this Agreement to any Holder of Registrable Securities and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

          (f) COUNTERPARTS. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g) HEADINGS. The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.

          (i) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

          (j) ENTIRE AGREEMENT. This Agreement and the agreements contemplated by the Offering Memorandum dated February 4, 1998, relating to the offering of Preferred Securities, are intended by the parties as a final expression of their agreement with respect to the subject matter contained herein and the registration rights granted by Fleetwood and the Trust with respect to the Registrable Securities and supersede all prior agreements and undertakings among the parties with respect to such registration rights.

          (k) TERMINATION. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Sections 4 and 5 hereof, and such portions of Section 6 as referred to in Section 4, each of which shall survive any such termination.

          Please confirm that the foregoing correctly sets forth the agreement between Fleetwood, the Trust and you.

                                             Very truly yours,

                                             FLEETWOOD CAPITAL TRUST


                                             By: /s/ Paul M. Bingham
                                                --------------------------------
                                                Name:  Paul M. Bingham
                                                Title: Regular Trustee



                                             FLEETWOOD ENTERPRISES, INC.


                                             By: /s/Nelson W. Potter
                                                -------------------------------
                                                Name:  Nelson W. Potter
                                                Title: President


Confirmed and agreed as of
the date first above-written

PAINEWEBBER INCORPORATED


By:  /s/ James S. Murphy
     -------------------------
     Authorized Signatory

          Please confirm that the foregoing correctly sets forth the agreement between Fleetwood, the Trust and you.

                                             Very truly yours,

                                             FLEETWOOD CAPITAL TRUST


                                             By: /s/ Paul M. Bingham
                                                --------------------------------
                                                Name:  Paul M. Bingham
                                                Title: Regular Trustee



                                             FLEETWOOD ENTERPRISES, INC.


                                             By: /s/Nelson W. Potter
                                                -------------------------------
                                                Name:  Nelson W. Potter
                                                Title: President


Confirmed and agreed as of
the date first above-written

PAINEWEBBER INCORPORATED


By:  /s/ James S. Murphy
     -------------------------
     Authorized Signatory